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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Global Sports, Inc. of our report dated January 31, 2000 relating to the financial statements of Fogdog, Inc., which appears in the Form 8-K of Global Sports, Inc. dated January 12, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
August 2, 2001